SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(X)  Filed by the Registrant
( )  Filed by a Party other than the Registrant

Check the appropriate box:

(X)  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( ) Soliciting Material Pursuant to (section mark)240.14a-11(c) or (section mark)240.14a-12



                    TESSCO Technologies Incorporated
            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( )  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                        TESSCO Technologies Incorporated
                               34 Loveton Circle
                          Sparks, Maryland 21152-5100

                                                                   June 27, 1996
Dear Fellow TESSCO Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of TESSCO Technologies Incorporated (the "Company"), which will be held at the Company's corporate headquarters, 34 Loveton Circle, Sparks, Maryland, on July 16, 1996 at 2:00 p.m., local time. Holders of the Company's common stock as of May 17, 1996 are entitled to vote at the meeting.

         The matters proposed for consideration at the meeting are the election of two directors, the approval of an amendment to the Company's 1994 Stock and Incentive Plan, an amendment to the Certificate of Incorporation to increase the authorized common stock and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants. The accompanying Notice of Meeting and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

         Your Board of Directors unanimously believes that the election of the nominees as directors and the approval of the other matters are in the best interests of the Company and its shareholders and, accordingly, recommends a vote FOR Items 1, 2, 3 and 4 on the enclosed proxy card. After reviewing the enclosed materials, please complete the proxy card and return it using the enclosed envelope. If you decide to attend the meeting, you may vote in person even if you have previously sent in a proxy card.

         In addition to the formal business to be transacted, management will make a presentation on developments during the past fiscal year and respond to questions of interest to shareholders.

         On behalf of the Board of Directors and all of us at TESSCO, I appreciate your continued support.

                                            Sincerely yours,


                                            Robert B. Barnhill, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                        TESSCO Technologies Incorporated
                               34 Loveton Circle
                          Sparks, Maryland 21152-5100
- -------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 July 16, 1996
- -------------------------------------------------------------------------------

To the Shareholders of TESSCO Technologies Incorporated:

                  NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 34 Loveton Circle, Sparks, Maryland, on July 16, 1996 at 2:00 p.m., local time, for the following purposes:
                  1. To elect two directors for a three year term ending in 1999.
                  2. To amend the Company's 1994 Stock and Incentive Plan to increase the number of shares authorized for issuance thereunder.
                  3. To amend the Certificate of Incorporation to increase the number of authorized shares of common stock.
                  4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants.
                  5. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

                  The Board of Directors of the Company has fixed the close of business on May 17, 1996 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection by shareholders at the Company's corporate headquarters during normal business hours for a period of ten days prior to the Annual Meeting.

                  Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended March 29, 1996.
                                             By Order of the Board of Directors.

                                                              Janet W. Barnhill,
                                                              Secretary
Sparks, Maryland
June 27, 1996

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                        TESSCO Technologies Incorporated
                               34 Loveton Circle
                          Sparks, Maryland 21152-5100
                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

                  The enclosed proxy is being furnished to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate headquarters, 34 Loveton Circle, Sparks, Maryland, on July 16, 1996 at 2:00 p.m., local time, and at any adjournments thereof.

Solicitation

                  The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                  This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about June 27, 1996.

Revocation of Proxies

                  A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Voting Rights and Outstanding Shares

                  The close of business on May 17, 1996 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 4,227,897 shares of common stock, $0.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting for the election of directors.

                  The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

                  All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote for the election of the named director nominees, (ii) withhold authority to vote for all such director nominees, or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by striking a line through such nominee's name on the proxy. A shareholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the approval of the amendment to the 1994 Stock and Incentive Plan, FOR the approval of the amendment to the Certificate of Incorporation and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

                  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

                  The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present at the Annual Meeting, approval of the amendment to the 1994 Stock and Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Under Delaware law, abstentions are generally considered as shares entitled to vote and thus have the same effect as a vote against such matter. Non-voted shares with respect to a matter will not be considered as entitled to vote on such matter and thus will not affect the determination of whether such matter is approved.

                  The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the proposal at the Annual Meeting is required for the adoption of the amendment to the Certificate of Incorporation. Abstentions and non-voted shares will not be counted as having voted on such matter.

                  The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1.  Election of Directors

                  The Company's By-laws provide that the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and with each class having a three year term. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is presently composed of six members. One class of directors, consisting of Robert B. Barnhill, Jr. and Benn R. Konsynski, has a term of office expiring at the Annual Meeting, or until their successors are elected and qualified. Each of Messrs. Barnhill and Konsynski has been nominated for a three year term expiring at the Annual Meeting of Shareholders in 1999 and until their successors are elected and qualified.

                  The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

                  Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.


Nominees for Director for a Three Year Term Expiring at the 1999 Annual Meeting.

                  Robert B. Barnhill, Jr., age 52, has served as President and Chief Executive Officer of the Company since 1975, as a director since 1967, and as Chairman of the Board since November 1993. He is the husband of Janet W. Barnhill, Secretary of the Company. Mr. Barnhill is a director of Polk Audio, Inc. and Provident Bankshares Corporation.

                  Benn R. Konsynski, Ph.D., age 45, has been a director of the Company since November 1993. He has been the George S. Craft Professor of Business Administration for Decision and Information Analysis at the Goizueta Business School of Emory University since April 1992. From 1987 to April 1992, Dr. Konsynski was a professor at the School of Business of Harvard University. He has been a consultant to the Company since 1989.

Directors Continuing in Office.

                  Directors whose term will expire at the 1998 Annual Meeting:

                  Jerome C. Eppler, age 72, has been a director of the Company since 1985. He is a partner of Eppler & Company, a private financial advisor. Since March 1995, Mr. Eppler has also been an owner of Olympic Capital Partners, an investment banking firm.

                  Dennis J. Shaughnessy, age 49, has been a director of the Company since 1989. He has served as Managing Director of Grotech Capital Group, Inc. since 1989. From 1985 to 1989, Mr. Shaughnessy served as President and Chief Executive Officer of CRI International, Inc., an oil services company. Mr. Shaughnessy also currently serves on the Boards of Forensic Technologies Incorporated and Secure Computing Corporation.

                  Directors whose term will expire at the 1997 Annual Meeting:

                  Martin L. Grass, age 42, has been a director of the Company since November 1993. He has served as Chairman and Chief Operating Officer of Rite Aid Corporation, the nation's largest drug store chain, since March 1995. From 1989 through 1995 Mr. Grass served as President and Chief Operating Officer of Rite Aid, and he has been a director of Rite Aid since 1982. Mr. Grass has also served as Vice Chairman, Executive Vice President and Treasurer of Super Rite Corporation, a food wholesaler and supermarket operator from 1989 through 1995. Mr. Grass is a director of both Baltimore Gas & Electric Company and Mercantile Bankshares Corporation.

                  Morton F. Zifferer, Jr., age 48, has been a director of the Company since November 1993. He has served as Chairman, President and Chief Executive Officer of New Standard Corporation, a metal products manufacturer, since 1983.

Board Committees and Meetings

                  The Board of Directors has an Audit Committee consisting of Messrs. Eppler, Konsynski and Zifferer, and a Compensation Committee consisting of Messrs. Grass, Shaughnessy and Zifferer. The Board of Directors does not have a nominating committee.

                  The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent public accountants. Its duties include recommending the selection of independent accountants, reviewing the scope of audits conducted by them, as well as the results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met three times during fiscal 1996.

                  The Compensation Committee is responsible for the overall administration of the Company's compensation policies and practices, including the recommendation of compensation for officers and employees of the Company and for matters relating to compensation plans and arrangements. In addition, the Compensation Committee approves awards under and administers the Company's Employee Incentive Stock Option Plan and 1994 Stock and Incentive Plan. The Compensation Committee met four times during fiscal 1996

                  The Board of Directors met four times during fiscal 1996. No director has attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during fiscal 1996.

Director Compensation

                  Those directors who are not employees of the Company receive a fee of $1,000 for each Board or committee meeting attended, and a fee of $500 for participating in each telephonic meeting of the Board or any committee thereof.

PROPOSAL 2. Approval of Amendment No. 1 to 1994 Stock and Incentive Plan

Introduction.

           The Company's 1994 Stock and Incentive Plan (the "1994 Plan") was approved by the Board of Directors in January 1994 and thereafter by the shareholders. The 1994 Plan provides for the grant or award of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of Common Stock or other securities (collectively, the "Awards"). Stock options granted under the 1994 Plan may be either incentive stock options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options. The purpose of the 1994 Plan is to attract and retain outstanding employees and consultants through the incentives of stock ownership and monetary payments. Regular full-time employees of and consultants to the Company, including officers but excluding directors who are not officers, are eligible to receive Awards under the 1994 Plan.

Amendment No. 1 to 1994 Plan

           As of May 17, 1996, options covering a total of 271,200 shares of Common Stock have been issued and remain outstanding under the 1994 Plan. The Board has approved an amendment to the 1994 Plan to increase the number of shares reserved for issuance under the plan by 239,500 shares. If the amendment to the Plan is approved, there will be a total of 300,000 shares available for future award under the 1994 Plan as of May 17, 1996.

           The Board of Directors believes that an increase in the number of authorized shares reserved under the 1994 Plan is necessary to enable the Company to attract, retain and motivate qualified executives, consultants and other key contributors. The Company's approach to attracting and retaining talented people has included compensation packages that provide incentives designed to align the interests of such people with those of the shareholders generally. The Board believes that such a stock option based program has been extremely important to its efforts to attract and retain qualified people. During fiscal 1996, the Board granted options exercisable for 148,600 shares of Common Stock, including 18,000 options granted to the Corporation's Chief Executive Officer.

           The  Compensation  Committee,  with the  support of the full Board of
Directors, has emphasized the grant of options with performance-based, market-driven vesting and exercise provisions. All of the options granted to executives, consultants and other key contributors during fiscal 1996 contain such performance-based provisions and the Committee has determined that all future Awards will have provisions conditioning vesting and exercise on the achievement of certain predetermined cumulative increases in the market value of the Common Stock. In general, the options will become exercisable over a specified period contingent upon the market value of the Common Stock reaching specified levels of appreciation. In each case the market value must remain at or above the specified level for at least 30 trading days. Notwithstanding the foregoing, these options become fully exercisable after eight years, provided that the individual remains employed by, or associated with, the Company. The Board of Directors believes that granting performance-based options more closely aligns a recipient's interest with the Company's stock market performance.

Material Features of the 1994 Plan

           The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to designate participants, determine the types of Awards to be granted, the number of shares to be covered by each Award, and any other terms and conditions of the Awards, including vesting requirements. Awards shall generally terminate upon the earlier of (a) termination of employment or other engagement for any reason other than death, retirement or disability, (b) 12 months after the employee's "normal retirement date" as defined in the Company's Retirement Savings Plan, or (c) 12 months after the date of a recipient's death with respect to options and SARs to the extent exercisable at the time of the recipient's death. In the event of retirement, disability or death, any restriction applicable to a restricted stock award or performance award shall be removed on a pro rata basis in accordance with the portion of the restricted period which has expired as of the date of retirement, disability or death, as applicable. In the event of a recipient's retirement, disability or death, the Compensation Committee may, in its discretion, remove any restriction applicable to a performance award.

           Although the Compensation Committee determines the prices at which options and other Awards may be exercised under the 1994 Plan, the exercise price of an option shall be at least 100% of the fair market value (as determined under the terms of the 1994 Plan) of a share of Common Stock on the date of grant. The aggregate number of shares of Common Stock currently available for Awards under the 1994 Plan is 333,000, of which options for 272,500 shares have been granted as of May 17, 1996. If Amendment No. 1 to the Plan is approved, a total of 300,0000 shares will be available for future award under the 1994 Plan as of May 17, 1996. No Awards may be made under the 1994 Plan after April 12, 2004. See "New Benefits Plan Table."

Federal Income Tax Consequences.

           The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1994 Plan.

           Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment or within three months after termination of employment. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

           SARs. A participant generally will not recognize any taxable income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

           Restricted Stock. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any,
paid for such  shares.  The amount  of  ordinary   income   recognized  by  a
participant   by  making  the above-described  election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) of the Code (described below)
applies.  In  addition,  a  participant receiving   dividends   with   respect
to   restricted   stock  for  which  the above-described election has not been made and prior to the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

           Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, the following requirements must be satisfied (i) the performance goals are determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by a majority of the corporation's shareholders in a separate vote before payment and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Based on certain proposed regulations issued by the United States Department of the Treasury which explain these requirements, certain compensation under the 1994 Plan, such as that payable with respect to options, SARs and restricted stock, could be subject to the $1 million deduction limit under Section 162(m) of the Code.


New Plan Benefits Table

         The following table provides certain information with respect to all options to purchase Common Stock which have been granted during fiscal 1996, specifying the amounts granted to the Named Executive Officers, all current executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. The "Dollar Value" for options granted represents the positive spread between the exercise price of the options and the market price of the Common Stock on May 17, 1996:

                                                           1994 Plan (1)
                                                 Dollar ($)            Number of
                        Name                     Value (2)(3)            Units

        Robert B. Barnhill, Jr..........           153,200                 8,000
                                                    87,500                10,000
        Gerald T. Garland...............           103,750                 5,000


        Executive Officers
         as a Group.....................         2,087,450               107,000
        Directors.......................               --                   --
        Non-Executive Officers
          and Employees as a Group......           863,200                41,600

- -----------------------------
(1) None of the options listed in the above table are currently vested or eligible to be exercised. Such options vest and become first exercisable no earlier than the second anniversary of their award and then only upon satisfaction of a performance-based vesting schedule requiring certain predetermined cumulative appreciation in the market value of the Common Stock. Notwithstanding, each option will become exercisable eight years after the date of grant without regard to such criteria, so long as recipient is still associated with the Company.

(2) Based upon $36.75, the closing sale price of the Common Stock, as reported on the Nasdaq National Market, on May 17, 1996.

(3) The exercise price of options granted pursuant to the 1994 Plan is $16.00 for all officers and employees except for Mr. Barnhill, whose options have exercise prices of $17.60 and $28.00, respectively.

           General. The Board of Directors may amend the 1984 Plan or the 1994 Plan in any respect; provided, however, that in order to continue to qualify under 17 C.F.R. 240.16b-3 of the Exchange Act, shareholder approval shall be required for any amendment which (i) except in limited circumstances, increases the maximum number of shares for which options may be granted under the plans,
(ii) reduces the exercise price at which stock options may be granted, or (iii) extends the period during which options may be granted or exercised beyond the time originally prescribed.

           Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the approval of the amendment to the 1994 Plan to increase by 262,500 the aggregate number of shares available for grant under the 1994 Plan.


PROPOSAL 3.  Increase in Authorized Common Stock

           The Board of Directors has approved and recommends to the shareholders for approval an amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock from 9,500,000 to 15,000,000 shares. The increase in the number of authorized shares of Common Stock will not affect the equity or interest of any shareholder in the Company nor will it affect the Company's capital or surplus accounts. The text of the amendment which would amend the first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, is set forth in Exhibit A.

         Of the 9,500,000 authorized shares of Common Stock, as of May 17, 1996, 4,227,897 shares were outstanding. After the proposed increase in the number of authorized shares of Common Stock and the amendment to the 1994 Plan, on the basis of the shares issued as of May 17, 1996, a total of 10,184,570 shares of Common Stock will be authorized but not issued or subject to reservation.

         The Board of Directors is recommending the adoption of the amendment in order to provide the Company with flexibility for future capital and financing activities. The additional Common Stock to be authorized by the amendment would be available for issuance from time to time and without further action on the part of the shareholders for any proper corporate purpose including, without limitation, the issuance of Common Stock in public or private sales as a means of raising necessary working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of Common Stock in connection with stock splits or dividends, and issuances under the Company's compensation plans. The Board does not intend to issue any Common Stock except on terms which it deems to be in the best interest of the Company and its shareholders. Depending on the circumstances, any issuance of additional shares of Common Stock could effectively dilute the shares of Common Stock then issued and outstanding. The Company has no agreement or commitment concerning the issuance of any additional authorized shares.

         The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock entitled to vote on the proposal at the Annual Meeting is required for the adoption of the amendment. Abstentions and non-voted shares will not be counted as having voted on this Proposal 3.

         Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 15,000,000.

PROPOSAL 4.  Ratification of Independent Public Accountants

           The Board of Directors has selected the firm of Arthur Andersen LLP to serve as independent public accountants for the fiscal year ending March 28, 1997, subject to the ratification of such appointment by the shareholders. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

           Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending March 28, 1997.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

                  The following table sets forth information regarding the ownership of Common Stock of the Company as of May 17, 1996 by (i) all shareholders known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the directors and nominees for director, and
(iii) all directors and executive officers as a group.

                                          Amount and
Name of                             Nature of Beneficial          Percent
Beneficial Owner                        Ownership(1)             of Class

Directors and
Nominees for Director:

Robert B. Barnhill, Jr. (2) . . . .      1,064,405                    24.3

Jerome C. Eppler (3) . . . . . . .          30,300                     *

Martin L. Grass . . . . . . . . . .         30,000                     *

Benn R. Konsynski, Ph.D . . . . . .         30,000                     *

Dennis J. Shaughnessy (4). . . . .          45,000                     1.1

Morton F. Zifferer, Jr. . . . . . .         30,000                     *

All directors and
   executive officers as a
     group (11 persons) (5). . . .       1,308,305                    29.6

Principal Shareholders:

The Northwestern Mutual Life
     Insurance Company (6). . . .          339,900                     8.0

GeoCapital Corporation (7). . . .          402,100                     9.5

* Less than 1% of the outstanding Common Stock.


(1) Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable with 60 days are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2) Includes 150,000 shares held by Mr. Barnhill's spouse and children. Also includes 120,000 shares subject to currently exercisable stock options and 8,450 shares and 27,550 shares subject to a currently exercisable stock option held by the Company's Retirement Savings Plan, for which Mr. Barnhill serves as a trustee. Mr. Barnhill disclaims beneficial ownership over the shares and options held by the Retirement Savings Plan. Mr. Barnhill's address is 34 Loveton Circle, Sparks, Maryland 21152.

(3) Includes 300 shares held by Mr. Eppler as trustee of a trust for the benefit of his daughter and 30,000 shares held by a trust under which Mr. Eppler is sole beneficiary.

(4) Does not include shares held by Grotech Partners II, L.P., Grotech III Companion Fund, L.P., Grotech III Pennsylvania Fund, L.P. or Grotech
         Partners III, L.P. (collectively, the "Grotech Partnerships"). As a sole general partner of the Grotech Partnerships, Grotech Capital Group, Inc. ("GCG") may be deemed to indirectly beneficially own the shares directly beneficially owned by the Grotech Partnerships by virtue of its authority to make decisions regarding the voting and disposition of shares directly beneficially owned by the Grotech Partnerships. Such decisions are made by the Managing Directors of GCG, one of which is Mr. Shaughnessy. GCG does not directly beneficially own any shares of the Company's Common Stock.

(5) Includes (i) 187,150 shares subject to currently exercisable stock options, and (ii) 27,550 shares subject to a currently exercisable option held by the Company's Retirement Savings Plan, for which two executive officers serve as trustees.

(6) Derived from a Schedule 13G filed by Northwestern Mutual Life Insurance Company ("Northwestern") on February 7, 1996. Northwestern's address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(7) Derived from a Schedule 13G filed by GeoCapital Corporation ("GeoCapital") on February 21, 1996. GeoCapital's address is 767 Fifth Avenue, New York, N.Y. 10153.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Executive Compensation

         The following table summarizes the compensation awarded or paid to, or earned by the Company's Chief Executive Officer during fiscal 1994, 1995 and 1996 and the other executive officer for whom such reporting is required during fiscal 1995 and 1996 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                Long-Term
                                                       Annual Compensation                     Compensation

                                       Fiscal                                                                     All Other
Name and Principal Position             Year               Salary ($)        Bonus (1)($)      Options (#)     Compensation ($)
- ---------------------------             -------            ----------        -------------     ------------    ----------------
Robert B. Barnhill Jr.,                 1996                240,000                --             18,000           13,937(2)
Chairman of the Board,                  1995                240,000              25,387          230,000           14,485(2)
President and Chief Executive           1994                230,769              13,206          245,664(3)       759,615(4)
Officer

Gerald T. Garland,                      1996                146,731                --              5,000            1,761(5)
Treasurer and Chief Financial           1995                133,654              20,760           30,000            1,067(5)
Officer

- -----------------------------
(1)  Represents bonuses paid pursuant to the Company's Value Share Program.

(2) Includes (i) premiums in the amount of $12,500 for a life insurance policy and (ii) $1,985 and $1,437 allocated to Mr. Barnhill's Retirement Savings Plan account in fiscal 1995 and 1996, respectively. Does not include a contribution of $40,995 by the Company to a supplemental executive retirement plan for Mr. Barnhill. See "Employment Agreement."

(3) Includes (i) the reduction in April 1993 of the exercise price of a stock option to purchase 30,000 shares of Common Stock and (ii) the extension in September 1993 of the expiration date of options, originally granted in 1987, to purchase 215,664 shares of Common Stock, which options were exercised in connection with the Company's initial public offering.

(4) Includes (i) a retroactive compensation adjustment of $746,600, (ii) premiums in the amount of $12,500 for a life insurance policy and (iii) $515 allocated to Mr. Barnhill's Retirement Savings Plan account.

(5) Represents amounts allocated to the Retirement Savings Plan accounts of Mr. Garland.

Employment Agreement

           In March 1994, the Company entered into an employment agreement with Mr. Barnhill pursuant to which the Company continued his employment as Chairman of the Board, President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Barnhill receives a minimum annual base salary of $240,000, and is entitled to bonuses calculated in accordance with the Company's incentive compensation plan. The employment agreement has an initial term of three years, and unless the Board of Directors notifies Mr. Barnhill otherwise prior to the end of any calendar year, the term of the agreement automatically renews daily for succeeding three-year periods.

           The employment agreement also provides for the establishment of a supplemental executive retirement plan, which will provide Mr. Barnhill with a $75,000 annual pension benefit payable on Mr. Barnhill's retirement, termination of employment for reasons other than cause (as defined in the employment agreement) or attainment of age 62. The employment agreement also provides for
(i) a $2,000,000 split-dollar life insurance policy on Mr. Barnhill and his spouse, who serves as the Company's Secretary, and (ii) a long-term disability policy providing Mr. Barnhill with a benefit equal to not less than 70% of his annual base salary.

           The employment agreement provides that in the event of the termination of Mr. Barnhill's employment for certain reasons, including death, disability or a termination resulting from a change in control of the Company (as defined in the employment agreement), Mr. Barnhill would be paid when and as due, the total salary payable to him for the next three years, plus bonuses to which he would have been entitled had he remained in the employ of the Company during the three-year period. In addition, Mr. Barnhill would be entitled to receive the employee benefits he would have received during such three-year period, or an after-tax payment in an amount equal to the value of such benefits.

           In addition, in January 1996 the Company adopted a stock compensation program under the 1994 Plan for the Chief Executive Officer, pursuant to which Mr. Barnhill will receive a grant of options to purchase 10,000 shares of Common Stock at the end of the second month of each calendar quarter, all of which will be subject to a performance-based vesting schedule based upon the market value of the Company's Common Stock meeting or exceeding certain predetermined cumulative appreciation measures. The options awarded to Mr. Barnhill become fully exercisable after eight years, provided that Mr. Barnhill is still employed by the Company. Awards under this program are also subject to the other terms and conditions typically contained in the 1994 Plan. See "Compensation Committee Report on Executive Compensation."

Retirement Savings Plan

           The Company maintains the Retirement Savings Plan, a profit sharing plan qualified under Section 401(k) of the Internal Revenue Code (the "Plan"), that covers substantially all employees. Under the Plan, participants are permitted to make salary reduction contributions equal to a percentage of annual salary with matching contributions made by the Company on a discretionary basis. The Company may make additional discretionary profit sharing contributions. The Company's contributions to the plan during fiscal 1996 totaled $47,200.

Stock Based Compensation Plans

         In addition to the 1994 Plan, the Company maintains the Employee Incentive Stock Option Plan, as amended (the "1984 Plan"), which provides for the grant of options to purchase up to an aggregate of 401,250 shares of Common Stock. As of May 17, 1996, options to purchase 228,825 shares were outstanding at exercise prices ranging from $3.00 to $30.00. There are no shares available for grant under the 1984 Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential Realizable
                                                                                                           Value at Assumed
                                                                                                           Annual Rate of Stock
                                                                                                           Price Appreciation
                                                       Individual Grants                                   for Option Term (1)
                             Number of
                             Securities       Percent  of
                             Underlying       Total Options     Exercise
                             Options          Granted to        or Base
                             Granted          Employees         Price            Expiration
Name                         (#)              in Fiscal 1996    ($/Share)        Date                       5% ($)         10% ($)
- ----                         ---------        --------------    ---------        ------------               ------         -------
Robert B. Barnhill, Jr.         8,000(2)            4.9          $17.60          May 11, 2005                88,548        224,399

                               10,000(2)            6.2          $28.00          February 24, 2006          176,090        446,248

Gerald T. Garland               5,000(2)            3.1          $16.00          May 11, 2005                50,312        127,499

- -----------------------------
(1) Value represents gains before income taxes. The dollar amounts represented are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock.
(2) Pursuant to the 1994 Plan, options will become exercisable according to a performance-based vesting schedule on the second anniversary of the date of grant or on any anniversary thereafter only if the Common Stock has achieved certain predetermined cumulative increases in market value. Notwithstanding, each option will become exercisable eight years after the date of grant, so long as recipient is still associated with the Company.

         The following table sets forth information with respect to option exercises by and year-end values during fiscal 1996 for the Named Executive Officers.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       Value of
                                               Number of               Unexercised
                                               Unexercised             in-the-Money
                                               Options                 Options
                                               at Fiscal               at Fiscal Year-End
                                               Year-End
                  Shares                       _______________         _____________
                  Acquired
                  on             Value         Exercisable/            Exercisable/
                  Exercise       Realized      Unexercisable           Unexercisable
Name              (#)            ($)           (#)                     ($) (1)
- ----              -----------    ------------  --------------------    ----------------
Robert B.
Barnhill, Jr.             --            --     120,000/158,000(2)    2,237,100/2,417,700

Gerald T.             30,000        752,400     10,000/40,000(2)       167,500/774,950
Garland
- ----------------------------

(1) Value is based on the difference between the stock option exercise price and the closing price of the Company's Common Stock on the Nasdaq National Market on March 29, 1996 of $28.75 per share.

(2) Does not include options to purchase 27,550 shares of Common Stock held by the Company's Retirement Savings Plan, for which Messrs. Barnhill and Garland serve as trustees.

Compensation Committee Report on Executive Compensation

         The Board of Directors has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company's executive officers. The Committee's compensation recommendations with respect to salaries and bonuses of executive officers are also approved by the entire Board. The Committee, which consists of Messrs. Grass, Shaughnessy and Zifferer, who are not officers or employees of the Company, believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in the distribution industry in general and the wireless communications industry in particular. Mr. Barnhill, the Chairman of the Board, President and Chief Executive Officer of the Company, has been instrumental in the Company's business success and in the success of the Company's initial public offering in September 1994. The Company and the Compensation Committee intend to maintain compensation policies, plans and programs that will attract and retain executive officers who can enhance shareholder value. Generally speaking, the Compensation Committee seeks to use the same policies and guidelines in determining the compensation to be paid to its executive officers as it employs for the Company's other employees, its consultants and other key contributors to the Company's success.

         The Company seeks to design a compensation package which will achieve the following principal objectives:

   (bullet) provide the Company's executives with total compensation that is sufficiently competitive to attract and retain high quality people. In general, this involves establishing an individual's base salary in light of that individual's responsibilities, experience, personal performance and contribution to the Company's overall performance. The base salary and performance-based incentives are designed to establish an individual's total compensation at a level that competes favorably with the overall pay levels of companies comparable in size and with similar business operations to the Company (such companies are referred to as "comparable companies"), and to reward outstanding performance.

   (bullet)   link  a   significant   portion   of   annual   compensation   to
              performance-based incentives. This is done primarily pursuant to the Company's Value Share Program and the grant of stock options with performance-based vesting and exercise features. All stock options granted during fiscal 1996 condition vesting during the first eight years on the achievement of certain predetermined cumulative increases in the market value of the Common Stock. The Board of Directors, upon the recommendation of the Committee, has determined to continue such performance-based and market-driven practices in the future in order for an option to vest in whole or in part during the first eight years after grant. All options will vest after eight years and will remain exercisable until expiration, which is ten years after the grant date, provided that the individual remains employed by, or associated with, the Company.

   (bullet) provide long-term incentives which are consistent with the Company's strategic goals and the creation of shareholder value. This is done through the grant of stock options.

   (bullet) structure the compensation program to be viewed favorably by the Company's shareholders, employees, the financial community, and the general public.

         The Revenue Reconciliation Act of 1993 placed limits on the amount of non-performance-based compensation paid to executive officers that may be deducted by the Company for federal income tax purposes. The Company intends to structure compensation programs to minimize the portion of any executive compensation that is not deductible for federal income tax purposes.

         The Committee annually reviews each executive officer's compensation, including the compensation levels of the Company's Chairman, President and Chief Executive Officer. When reviewing compensation, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices with respect to salary. The Company's Chief Executive Officer's base compensation level is determined pursuant to an employment agreement between the Company and the Chief Executive Officer, effective as of April 1994. Under the employment agreement, the Chief Executive Officer's base salary was set at $240,000 for fiscal 1995 and 1996, which the Committee believes to be slightly less than base salaries paid by comparable companies to their chief executive officers. Salaries for the other Named Executive Officers are established based on the principles discussed with respect to the Chief Executive Officer.

         The bonuses paid to the Named Executive Officers, including the Chief Executive Officer, are determined pursuant to the Company's Value Share Program. This program is designed to provide rewards based upon the improvement in the Company's earnings and other measures. The Value Share Program provides for specific budgets and goals in several performance areas. A portion of the bonuses are withheld each quarter and are reduced or eliminated in the event that future performance does not meet certain budget or goal parameters.

         The Company recently adopted a stock compensation program under the 1994 Plan for the Chief Executive Officer. This program provides for quarterly grants of options to purchase 10,000 shares of Common Stock to Mr. Barnhill beginning on February 29, 1996. The options are granted pursuant to the 1994 Plan at an exercise price equal to at least the fair market value of the Common Stock on the date of grant and are subject to the other terms and conditions typically contained in the 1994 Plan. As is the case with other awards under the 1994 Plan, each option will become vested and exercisable only if the market price of the Common Stock achieves certain predetermined cumulative increases in value, commencing two years from the date of grant. The Committee believes that the plan is in the best interests of the Company because it combines the attributes of a traditional stock option plan with those of a long-term incentive plan. The program provides such incentives by conditioning vesting on attainment of significant stock price appreciation; provided that, the options become fully exercisable after eight years.

         In addition to salary and value share awards, under the employment agreement, in fiscal 1996 Mr. Barnhill received awards of options for 8,000 and 10,000 shares at exercise prices of $17.60 and $28.00 per share, respectively, which equaled or exceeded the fair market value of a share of Common Stock on the date of grant. Any vesting of these options occurs over time and is conditioned upon the achievement of certain predetermined cumulative increases in the market value of the Common Stock; provided that, these options become fully exercisable after eight years so long as Mr. Barnhill remains associated with the Company. See "Proposal 3 -- Amendment No. 1 to the 1994 Plan".

         During fiscal 1996, the Committee also granted options to purchase 89,000 shares of Common Stock to other executive officers, all of which contained performance-based vesting provisions. The awards made to the other executive officers also was granted to provide further incentives to increase shareholder value and were deemed by the Committee to be appropriate in light of the Company's performance during fiscal 1996. In particular, the Committee has noted that revenues have increased by an average of 23% from fiscal 1993 to fiscal 1996, with net income increasing by 63% to $1.6 million from fiscal 1995 to fiscal 1996. The Committee intends to continue to recommend stock-based compensation awards as a significant part of the Company's overall compensation program.

                             Compensation Committee

Dennis J. Shaughnessy            Martin L. Grass         Morton F. Zifferer, Jr.

                       PERFORMANCE MEASUREMENT COMPARISON

           The chart set forth below shows the value of an investment of $100 on April 3, 1995 in each of the Company's Common Stock, the Russell 2000 index and a peer group index for the period April 3, 1995 to March 29, 1996. All values assume reinvestment of the pre-tax value of dividends.

                     Comparison of Cumulative Total Return
                  Value of Investment of $100 on April 3, 1995

                            [performance graph here]

                           TESSCO       Russell 2000     Peers
             9/28/94       100.0000         100.0000     100.0000
            12/31/94       136.4583          98.4119     124.4149
             3/31/95       145.8333         102.5039     128.0465
             6/30/95       151.0417         111.4898     138.0658
             9/30/95       216.6667         122.0047     152.9318
            12/31/95       237.5000         123.4237     140.9496
             3/31/96       239.5833         130.0197     151.2117


             The peer group consists of the following companies engaged in retail and/or wholesale product distribution: Premier Industrial Corporation, Fastenal Co., Cellstar Corporation, Wholesale Cellular USA, Inc., Andrew Corporation, Viking Office Products, Inc. and Micro Warehouse, Inc. All of these companies were publicly traded as of March 29, 1996.

Certain Transactions

         In September 1993, the Company entered into the Stockholders' Agreement with Mr. Barnhill, Privest I N.V., Privest II N.V., Centennial Business Development Fund, Ltd., Grotech Partners II, L.P., Grotech III Companion Fund, L.P., Grotech III Pennsylvania Fund, L.P. and Grotech Partners III, L.P. (collectively, the "Former Preferred Stockholders"). Pursuant to the provisions of the Stockholders' Agreement, the Former Preferred Stockholders converted shares of preferred stock into an equal number of shares of Common Stock. In addition, the Former Preferred Stockholders waived the provisions of the agreements pursuant to which they purchased preferred stock and which had granted the Former Preferred Stockholders certain approval rights and registration rights. The Stockholders' Agreement provides that the Former Preferred Stockholders are entitled to certain piggyback and demand registration rights with respect to their Common Stock. All fees, costs and expenses incurred in connection with registration rights under the Stockholders' Agreement, except for underwriting discounts and selling commissions, will be borne by the Company.

                             ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

           Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports.

           The Company has reviewed such reports received by it and written representations from directors and executive officers. Based solely on such review, the Company believes that during fiscal year 1996 all filing requirements were complied with.

Shareholder Proposals for the 1997 Annual Meeting

           Any shareholder proposal intended for inclusion in the proxy material for the 1996 Annual Meeting of Shareholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before February 20, 1997. Any such proposal will be subject to 17 C.F.R. ss. 14a-8 of Rules and Regulations of the SEC.

Other Matters

           As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

           THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON RECEIVING THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 29, 1996. WRITTEN REQUESTS FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO JANET W. BARNHILL, SECRETARY, 34 LOVETON CIRCLE, SPARKS, MARYLAND 21152-5100.

                                             By Order of the Board of Directors.


                                             Janet W. Barnhill,
                                             Secretary



June 27, 1996

                                   APPENDIX A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

         Set forth below is the existing text of the first paragraph of Article Fourth of the Certificate of Incorporation, as amended, which would be stricken in its entirety and replaced by the proposed amendment:

         "FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is ten million (10,000,000) shares, of which nine million five hundred thousand (9,500,000) shares shall be Common Stock, par value $0.01, and five hundred thousand (500,000) shares shall be Preferred Stock, par value $0.01 per share.

         Set forth below is the text of the proposed amendment of Article Fourth of the Certificate of Incorporation:

         "FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is fifteen million five hundred thousand (15,500,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock, par value $0.01, and five hundred thousand (500,000) shares shall be Preferred Stock, par value $0.01 per share.

                        TESSCO Technologies Incorporated

                 ANNUAL MEETING OF SHAREHOLDERS, JULY 16, 1996
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints ROBERT B. BARNHILL, JR. and GERALD T. GARLAND, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held at 2:00 p.m., local time, on July 16 1996, and at any adjournments thereof:


1.       Election of Directors

FOR the election of all nominees listed         WITHHOLD  AUTHORITY
(except as marked to the contrary below) [ ]    to vote for all nominees listed below [ ]

                            Robert B. Barnhill, Jr.
                               Benn R. Konsynski

         (To withhold authority to vote for an individual nominee, strike a line through the nominee's name).

2. The approval of an amendment to the Company's 1994 Stock and Incentive Plan to increase the number of shares authorized for issuance thereunder.

                    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. The approval of an amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock to 15,000,000 shares.

                    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

4. The ratification of the appointment of Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending March 28, 1997.

                    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

                                                     (Please   sign  exactly  as
                                                     your name  appears  hereon.
                                                     Executors,  administrators,
                                                     guardians, officers signing
                                                     for corporations,  trustees
                                                     and  attorneys  should give
                                                     full   title.   For   joint
                                                     owners,  both owners should
                                                     sign.)

                                                     Dated:_______________, 1996

                                                     _____________________(SEAL)

                                                     _____________________(SEAL)
                                                     Please   sign,   date   and
                                                     promptly  return this proxy
                                                     in the  enclosed  envelope.
                                                     No postage is  required  if
                                                     mailed   in   the    United
                                                     States.


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